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                               EXHIBIT 99.1

                            POWER OF ATTORNEY


          The undersigned, an officer of Manatron, Inc. (the "Company"), does hereby nominate, constitute, and appoint Paul R. Sylvester, Jane M. Rix, Stephen C. Waterbury, and Tashia L. Rivard, or any one or more of them, his true and lawful attorneys and agents to do any and all acts and things and to execute and file any and all instruments which such attorneys and agents, or any of them, may deem necessary or advisable to enable the undersigned (in his individual capacity or in a fiduciary or other capacity) to comply with the Securities Exchange Act of 1934, as amended (the "Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the preparation, execution, and filing of any report or statement of beneficial ownership or changes in beneficial ownership of securities of the Company that the undersigned (in his individual capacity or in a fiduciary or other capacity) may be required to file pursuant to Sections 16(a), 13(d), and 13(g) of the Act including, without limitation, full power and authority to sign the undersigned's name, in his individual capacity or in a fiduciary or other capacity, to any report or statement on Form 3, 4, or 5, to any Schedule 13(d) or 13(g), or to any amendments or any successor forms thereto, or any form or forms adopted by the Securities and Exchange Commission in lieu thereof or in addition thereto, hereby ratifying and confirming all that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

          The undersigned agrees that the attorneys-in-fact named in this Power of Attorney may rely entirely on information furnished orally or in writing by the undersigned to such attorneys-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and the attorneys-in-fact against any losses, claims, damages, or liabilities (or actions in respect thereof) that arise out of or are based upon any untrue statement or omission of necessary fact in the information provided by the undersigned to the attorneys-in-fact for purposes of executing, acknowledging, delivering, or filing Forms 3, 4, or 5, Schedules 13(d) or 13(g), or any amendments or any successor forms thereto, or any form or forms adopted by the Securities and Exchange Commission in lieu thereof or in addition thereto, and agrees to reimburse the Company and the attorneys-in-fact in this Power of Attorney for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability, or action.

          This authorization shall supersede all prior authorizations to act for the undersigned with respect to securities of the Company in these matters, which prior authorizations are hereby revoked, and shall remain in effect thereafter for so long as the undersigned (in his individual



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capacity or in a fiduciary or other capacity) has any obligation under
Sections 16 or 13 of the Act with respect to securities of the Company.


Dated:  June 9, 1999               /s/J. Wayne Moore
                                   J. Wayne Moore